Exhibit 10.32

                    LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (as from time to time amended, supplemented, restated, or otherwise modified, this "Agreement") is entered into effective November 23, 1998 (the "Effective Date") by and among ONSALE, Inc., a Delaware corporation ("Lender") and Jeff Sheahan, an individual and Theresa Sheahan , his spouse (collectively, "Borrower"). This Agreement, the Note (defined in Section 1.2), the Second Deed of Trust (defined in Section 1.3), the Stock Pledge Agreement (defined in
Section 1.4) and any other documents entered into pursuant to this Agreement or in connection with this Loan (defined in Section 1.1) are hereinafter sometimes collectively referred to as the "Loan Documents." WHEREAS, Lender desires to loan a certain sum to Borrower and Borrower wishes to borrow a certain sum from Lender in order that Borrower may purchase a primary residence in northern California, located at APN 215-260-004, commonly known as 127 Alta Vista Way, Danville, CA 94506 (the "Property");
NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants set forth in this Agreement, Lender and Borrower hereby agree as follows:
1.      AMOUNT AND TERMS OF LOAN.
1.1 Loan. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants of Borrower in this Agreement, Lender shall loan Borrower the principal amount of Two Hundred Fifty Thousand Dollars ($250,000) (this "Loan") for the purchase of the Property.
1.2 Note; Interest. Borrower's indebtedness to Lender under the Loan Documents will be evidenced by a Secured Promissory Note executed by Borrower substantially in the form attached as Exhibit A (the "Note"). The Note will provide that semi-annually compounded interest on the unpaid principal of this Loan will accrue at a rate equal to four and forty-six hundredths percent (4.46%) per annum. Accrued interest is payable on the date that is three months after the date of the Note and every three months thereafter until this Loan has been repaid in full. Interest will continue to accrue until the date on which all amounts owing under the Loan Documents have been repaid in full.
1.3 Security. Borrower's indebtedness to Lender under the Loan Documents will be secured by a second deed of trust in customary form (the "Second Deed of Trust") on the Property. The Second Deed of Trust will be executed by Borrower in favor of Lender, with North American Title Company acting as trustee. In the event that Borrower has a first lender for the Property, Lender agrees not to file the Second Deed of Trust with the County Recorder until Borrower's first lender has filed its deed of trust on the Property.
1.4 Additional Security. Borrower's indebtedness to Lender under the Loan Documents will also be secured by Borrower's pledge of certain shares of Lender equity securities (the "Pledged Shares") in accordance with the terms of a stock pledge agreement, dated November 23, 1998, substantially in the form attached as Exhibit B (the "Stock Pledge Agreement"). Borrower shall immediately submit to Lender upon issuance all Lender equity securities that Borrower acquires pursuant to: (a) Borrower's exercise of options to purchase Lender equity securities under Lender's 1995 Equity Incentive Plan or any subsequent or similar stock option plan of Lender, or (b) any employee stock purchase agreement or other similar plan of Lender.
1.5 Maturity of Loan. The unpaid principal amount of this Loan and all unpaid interest accrued thereon, together with any other related fees, expenses or costs, will be immediately due and payable to Lender in full on the date (the "Maturity Date") that is the earlier to occur of: (a) five years after the date of the Note, or (b) the date on which the unpaid principal amount and interest due under this Loan becomes due and payable in full under Section 5.1.
1.6 Prepayment. Borrower may prepay the unpaid principal and interest due under this Loan at any time, without penalty, in whole or in part in amounts of at least Ten Thousand Dollars ($10,000). Each prepayment will be applied as follows: (a) first to the payment of accrued interest, and (b) second, to the extent that the amount of such prepayment exceeds the amount of all such accrued interest, to the payment of principal on this Loan. Borrower also agrees that, until this Loan is paid in full, Borrower shall immediately apply: (a) if no default event has occurred under the Loan Documents and is continuing, fifty percent (50%) of the net before tax proceeds from any sale by Borrower of the Pledged Shares, or (b) if a default event has occurred and is continuing, one hundred percent (100%) of the net before tax proceeds from any sale by Borrower of the Pledged Shares, to pay down this Loan in accordance with this Agreement.

1.7 At Will Employment. Borrower is an "at will" employee of Lender, and nothing in this Agreement or any exhibit shall be construed as a promise of continued employment.

2. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Lender that:
2.1     Use of Loan Proceeds.  Borrower has applied the entire
Loan proceeds towards the purchase of the Property.
2.2 Nature of Purchase. Borrower's purchase of the Property was an arm's length transaction.
2.3 Title to Property. The Property is free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests, except for: (a) if Borrower has a first lender for the Property, the first deed of trust filed by such first lender; (b) statutory liens for the payment of current taxes that are not yet delinquent; and (c) subject to approval by Lender, encumbrances identified in the preliminary title report attached as Exhibit C.
2.4 Balloon Payment. Borrower acknowledges that the unpaid principal amount of this Loan and all unpaid interest accrued thereon will be immediately due and payable to Lender in full as one balloon payment on the Maturity Date.

3.      COVENANTS OF BORROWER.
3.1 Insurance Covering Collateral. Borrower shall maintain all risk property damage insurance policies covering the Property in an amount at least equal to the value of the dwelling on the Property.

3.2 Further Assurances. In addition to the obligations and documents that this Agreement expressly requires Borrower to execute, deliver and perform, Borrower will execute, deliver and perform any and all further acts or documents which Lender may reasonably require in order to carry out the purposes of this Agreement or any of the other Loan Documents.

4. CONDITIONS PRECEDENT TO OBLIGATIONS OF LENDER. The obligation of Lender to make this Loan is subject to the satisfaction (or written waiver by Lender) of each and all of the following conditions precedent:
4.1 Representations True. All representations and warranties of Borrower contained in this Agreement and in all other Loan Documents will be true, correct and complete in all respects.
4.2     Note, Second Deed of Trust and Stock Pledge Agreement.
Lender will have received from Borrower the Note, the Second Deed of Trust and the Stock Pledge Agreement, each duly executed by Borrower.
4.3 Loan Effective Date. The Effective Date of this Loan must be earlier than November 2, 1999.

5.      DEFAULT BY BORROWER.
5.1     Acceleration.  The unpaid principal and interest due
under this Loan will become immediately due and payable, without the need for any further action on the part of Lender or any other holder of the
Note: (a) upon Borrower's sale, gift, assignment or other transfer of the Property, except for transfers which, by law, cannot be restricted by a due-on-sale clause, (b) upon termination of Borrower's employment with Lender for any reason other than termination without cause by Lender or
(c) upon Borrower's failure to apply the appropriate proceeds of any sale of Pledged Shares to pay down this Loan in accordance with Section 1.6.
In the event that Lender terminates Borrower's employment with Lender without cause, the unpaid principal and interest due under this Loan will become immediately due and payable, without the need for any further action on the part of Lender or any other holder of the Note, on the date that is the earlier of: (a) five years after the date of the Note, or (b) two years after the date of termination of Borrower's employment with Lender. In any case, this Loan shall become due and payable in full no later than five years after the date of the Note.
5.2     Default.  Borrower will be deemed to be in default of
this Loan if: (a) Borrower fails to pay Lender (or, in the event another party holds the Note, such holder) the full amount of unpaid principal and interest due under this Loan on or before the Maturity Date, and (b) Borrower does not cure this failure to pay within five (5) calendar days after Lender gives Borrower written notice of such failure to pay.
5.3     Remedies Upon Default.  Upon Borrower's default of this
Loan, Lender may pursue its rights under the Note, the Second Deed of Trust and the Stock Pledge Agreement. The rights and remedies of Lender herein provided will be cumulative and not exclusive of any other rights or remedies provided by law or otherwise.
6.      MISCELLANEOUS.
6.1     Entire Agreement.  The Loan Documents constitute the
entire agreement and understanding among the parties with respect to the subject matter thereof and supersedes any prior understandings or agreements of the parties with respect to such subject matter.
6.2     Successors and Assigns.  The terms and conditions of
this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties, including any subsequent holders of the Note; provided, however, that Borrower may not assign or delegate any of its rights or obligations hereunder or under any other Loan Document or any interest herein or therein without Lender's prior written consent.
6.3     No Third Party Beneficiaries.   Nothing in this
Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
6.4 Construction. This Agreement and its exhibits are the result of negotiations between the parties and have been reviewed by each party hereto. Accordingly, this Agreement will be deemed to be the product of the parties hereto and no ambiguity will be construed in favor of or against any party.
6.5 Modification; Waiver. This Agreement may be modified or amended only by a writing signed by both parties hereto. No waiver or consent with respect to this Agreement will be binding unless it is set forth in writing and signed by the party against whom such waiver is asserted. No course of dealing between Borrower and Lender will operate as a waiver or modification of any party's rights under this Agreement or any other Loan Document. No delay or failure on the part of either party in exercising any right or remedy under this Agreement or any other Loan Document will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.
6.6 Severability. The invalidity or unenforceability of any term or provision of this Agreement will not affect the validity or enforceability of any other term or provision.
        6.7 Governing Law. This Agreement will be exclusively governed by and construed in accordance with the internal laws of the State of California, as applied to agreements entered into solely between residents of and to be performed entirely in the State of California, without reference to that body of law relating to conflicts of law or choice of law.
6.8 Jurisdiction. The parties agree that any controversy or claim arising out of or relating to this Agreement shall be tried and litigated exclusively in a state or federal court with jurisdiction located in San Mateo County in the State of California.
6.9 Waiver of Jury Trial. The parties waive any right they may have to a trial by jury in respect of any litigation based on, or arising out of, under or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or other action of any loan party or any secured party.
6.10 Attorneys' Fees. If either party hereto commences or maintains any action at law or in equity (including counterclaims or cross-complaints) against the other party hereto by reason of the breach or default or claimed breach or default of any term or provision of this Agreement or any other Loan Document, then the prevailing party in said action will be entitled to recover its reasonable attorneys' fees and court costs incurred therein. This provision does not limit Lender's ability to recover additional expenses under the Note.
        6.11 Counterparts. This Agreement may be executed in one or two counterparts, each of which will be deemed an original, but together will constitute one and the same instrument.
6.12    Section Titles.  The Section titles contained in this
Agreement are and will be without substantive meaning or content of any kind and are not part of this Agreement.

        IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date.

BORROWER:                                       LENDER:
                                                ONSALE, Inc.



Jeff Sheahan                                     S. Jerrold Kaplan,
                                                 President and
                                                 Chief Executive Officer


Theresa Sheahan



Attachments:
Exhibit A - Secured Promissory Note
Exhibit B - Stock Pledge Agreement
Exhibit C - List of Encumbrances on 127 Alta Vista Way, Danville, CA 94506



                           SECURED PROMISSORY NOTE

                                                 Palo Alto, California

$250,000                                          November 23,  1998

For value received, Jeff Sheahan, an individual, and Theresa
Sheahan, his spouse (collectively, "Borrower") hereby promise to pay to the order of ONSALE, Inc., a Delaware corporation (the "Company") on or before November 23, 2003, at the Company's principal place of business at 1350 Willow Road #202, Menlo Park, CA 94025, or at such other place as the Company may direct, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000), together with interest at the rate of four and forty-six hundredths percent (4.46%) compounded semi-annually, which rate is the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, on this date; provided, however, that the rate at which interest will accrue on unpaid principal under this secured promissory note (as may be amended, restated, supplemented, or otherwise modified from time to time, this "Note") will not exceed the highest rate permitted by applicable law. Accrued interest is payable on the date that is three months after the date of this Note and every three months thereafter until this Note has been repaid in full. Interest will continue to accrue until the date on which all amounts owing on this Note have been repaid in full.
This Note is issued pursuant to that certain Loan and Security
Agreement dated November 23, 1998, between the Company and Borrower (the "Loan Agreement"). The following is a statement of the additional rights and obligations of the holder of this Note and the terms and conditions to which this note is subject, and to which the holder, by the acceptance of this Note, agrees:


1.      Security.  Payment of this Note is secured by: (a) a
second deed of trust on certain real property located at 127 Alta Vista Way, Danville, CA 94506 (the "Property"), and (b) Borrower's pledge of certain shares of Company equity securities (the "Pledged Shares") in accordance with the terms of a stock pledge agreement between the Company and Borrower.
2.      Acceleration.  The unpaid principal and interest due
under this Note will become immediately due and payable, without the need for any further action on the part of the Company or any other holder of this Note: (a) upon Borrower's sale, gift, assignment or other transfer of the Property, except for transfers which, by law, cannot be restricted by a due-on-sale clause, (b) upon termination of Borrower's employment with the Company for any reason other than termination without cause by the Company or (c) upon Borrower's failure to apply the appropriate proceeds of any sale of Pledged Shares to pay down this Note in accordance with
Section 4. In the event that the Company terminates Borrower's employment with the Company without cause, the unpaid principal and interest due under this Note will become immediately due and payable, without the need for any further action on the part of the Company or any other holder of this Note, on the date that is the earlier of: (a) five years after the date of this Note, or (b) two years after the date of termination of Borrower's employment with the Company. Each of the events described in this Section 2 constitutes an "Acceleration Event". In any case, this Note shall become due and payable in full no later than five years after the date of this Note.

3.      Default.  Borrower will be deemed to be in default under this
Note if: (a) Borrower fails to pay the holder of this Note the full amount of unpaid principal and interest due under this Note on or before: (i) the date that is five years after the date of this Note, or (ii) such earlier date as dictated by the occurrence of an Acceleration Event; and (b) Borrower does not cure this failure to pay within five (5) calendar days after the Company gives Borrower written notice of such failure to pay.
4.      Prepayment. Borrower may prepay the unpaid principal and
interest due under this Note at any time, without penalty, in whole or in part in amounts of at least Ten Thousand Dollars ($10,000). Each prepayment will be applied as follows: (a) first to the payment of accrued interest, and (b) second, to the extent that the amount of such prepayment exceeds the amount of all such accrued interest, to the payment of principal on this Note. Borrower also agrees that, until this Note is paid in full, Borrower shall immediately apply: (a) if no default event has occurred and is continuing, fifty percent (50%) of the net before tax proceeds from any sale by Borrower of the Pledged Shares, or (b) if a default event has occurred and is continuing, one hundred percent (100%) of the net before tax proceeds from any sale by Borrower of the Pledged Shares, to pay down this Note in accordance with this Note and the Loan Agreement.
5.      Assignment.  This Note is freely transferable and assignable by the Company and each subsequent holder, provided that such transfer is made in compliance with all applicable state and federal securities laws. Any reference to the Company herein will be deemed to refer to any subsequent transferee of this Note at such time as such transferee holds
this Note.   Borrower may not assign or delegate this Note, whether by
voluntary assignment or transfer, operation of law or otherwise.
6. Governing Law. This Note will be exclusively governed by and construed in accordance with the internal laws of the State of California, as applied to agreements entered into solely between residents of and to be performed entirely in the State of California, without reference to that body of law relating to conflicts of law or choice of law.
7. Waivers. Borrower hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence. This Note may be amended only by a writing executed by Borrower and the Company.


IN WITNESS WHEREOF, Borrower has executed this Note as of the date and year first above written.


                                           BORROWER:



                                           Jeff Sheahan




                                           Theresa Sheahan



ACCEPTED AND ACKNOWLEDGED:

THE COMPANY

ONSALE, Inc.



S. Jerrold Kaplan, President and
Chief Executive Officer

                            STOCK PLEDGE AGREEMENT



                This Stock Pledge Agreement is entered into effective November 23, 1998 (as from time to time amended, restated, supplemented, or otherwise modified, this "Agreement"), by Jeff Sheahan, an individual and Theresa Sheahan, his spouse (collectively, "Pledgor") in favor of ONSALE, Inc., a Delaware corporation ("Secured Party").


                WHEREAS, Pledgor and Secured Party have entered into that certain Loan and Security Agreement, dated November 23, 1998 (as may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"). The term "Loan Documents" and all other capitalized terms used in this Agreement that are not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Loan Agreement; and

                WHEREAS, all shares of Secured Party capital stock or other equity securities that Borrower acquires pursuant to: (a) Borrower's exercise of options to purchase Secured Party equity securities under Secured Party's 1995 Equity Incentive Plan or any subsequent or similar stock option plan of Secured Party, or (b) any employee stock purchase agreement or other similar plan of Secured Party, are to be issued by Secured Party subject to the terms of this Agreement immediately upon their issuance. All such Secured Party equity securities shall be identified on Schedule 1 or on an Addendum to Schedule 1 upon their issuance; and

                WHEREAS, Pledgor is the legal and beneficial owner of the shares of capital stock or other equity securities identified on such
Schedule 1 or addenda as being owned by Pledgor (collectively, the "Pledged Shares"); and

                WHEREAS, it is a condition precedent under the Loan Agreement to making the Loan that Pledgor shall agree to make the pledges contemplated by this Agreement;

                NOW, THEREFORE, in consideration of the promises set forth in this Agreement and to induce Secured Party to make the Loan, Pledgor hereby agrees with Secured Party as follows:

        1.      STOCK PLEDGE PROVISIONS.

                1.1 Pledge. Pledgor hereby pledges to Secured Party, and grants to Secured Party a security interest in, all of Pledgor's, right, title, and interest in and to the following (the "Pledged Collateral"):
(a) all of the Pledged Shares; (b) the certificates, if any, representing the Pledged Shares; and (c) all dividends, cash, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

                1.2 Security Interest. This Agreement secures, and the Pledged Collateral is security for, the full and prompt payment by Pledgor when due (whether at stated maturity, by acceleration or otherwise) of, and the performance by Pledgor of, all of Pledgor's current and future obligations under this Agreement and each of the Loan Documents to which Pledgor is a party, including without limitation principal, interest, fees, and expenses (including any interest, fees, or expenses that, but for the provisions of the Bankruptcy code, would have accrued). The security interest in the Pledged Collateral created by this Agreement will continue, and the provisions of this Agreement will remain in full force and effect, until the termination of this Agreement pursuant to Section 1.7.

                1.3 Representations and Warranties. Pledgor hereby represents and warrants to the Secured Party that, as of the date each of the Pledged Shares is issued: (a) Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, and (b) Pledgor has the right to pledge and grant to the Secured Party a security interest in the Pledged Collateral.

1.4 Transfers and Other Liens. Pledgor agrees that it will not: (a) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral except as permitted by the Loan Agreement, or (b) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for the lien created pursuant to this Agreement.

                1.5 Further Assurances. Pledgor agrees to promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect the lien granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies with respect to any Pledged Collateral.
Pledgor agrees to defend the title to the Pledged Collateral and Secured Party's lien on the Pledged Collateral against the claim of any other person and to maintain and preserve such lien until indefeasible payment in full of all obligations.

1.6 Secured Party May Perform. If Pledgor fails to perform any agreement contained in this Agreement, Secured Party may itself perform, or cause performance of such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 3.1 and constitute obligations secured by this Agreement.

1.7 Termination of Security Interest. This Agreement, and the security interests created or granted by this Agreement, shall automatically terminate and be released on the date at which the Loan has been fully and finally paid in cash. Upon any release of the security interest created by this Agreement in any of the Pledged Collateral pursuant to this Section 1.7, Secured Party (without recourse upon, or any representation or warranty whatsoever by, Secured Party) shall promptly:

(a) return, transfer and deliver to Pledgor all certificates, instruments and other property held by Secured Party pursuant to this Agreement representing or evidencing such Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms of this Agreement, all without recourse upon, or representation or warranty whatsoever by, Secured Party, except that the same shall be free and clear of any claims, liens or encumbrances created by or in respect of Secured Party, and at the cost and expense of Pledgor, and

(b) execute and deliver to Pledgor such instruments as may be reasonably requested by Pledgor acknowledging the release of such security interest with respect to such Pledged Collateral.


2.      DELIVERY AND POSSESSION OF PLEDGED COLLATERAL.

2.1 Delivery of Pledged Collateral. All certificates or instruments, if any, representing or evidencing the Pledged Collateral shall be issued to and held by or on behalf of Secured Party pursuant to this Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

                2.2 Rights to Vote, Receive Dividends from and Sell (No Default). As long as no event of default shall have occurred under the Loan Agreement and be continuing:

                      (a) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Loan Documents;

                      (b) Pledgor shall be entitled to receive and retain (subject to any lien thereon in favor of Secured Party) any and all dividends or distributions paid in respect of the Pledged Collateral, other than any and all:

                           (i)     dividends paid or payable other than in cash
in respect of, and instruments and other property received receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                           (ii)    dividends and other distributions paid or
payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

                           (iii)   cash paid, payable or otherwise distributed
in redemption of, or in exchange for, any Pledged Collateral,

all of which shall be forthwith delivered to Secured Party;

                     (c) Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 2.2(a) and to receive the dividends or distributions which it is authorized to receive and retain pursuant to
Section 2.2(b); and

                     (d) Pledgor shall have the power to require Secured Party to sell any or all of the Pledged Shares in an arms length transaction through a securities brokerage firm, provided that such sale complies with and does not violate any applicable law, and further provided that Pledgor shall pay fifty percent (50%) of the net before tax proceeds from any such sale directly to Secured Party to pay down the Loan in accordance with the Loan Agreement.

2.3 Adjustments. Secured Party shall have the right at any time to exchange certificates representing or evidencing any of the Pledged Collateral for certificates of smaller or larger denominations.

2.4 Reasonable Care. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for: (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of any such matter, or (b) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.


        3.      ADDITIONAL PROVISIONS UPON DEFAULT.

3.1 Remedies Upon Default. The rights and remedies granted to Secured Party by this Article 3 will be in addition to all the rights, powers and remedies of Secured Party under the Loan Documents. All such rights and remedies will be cumulative and not exclusive of any other rights or remedies provided by law or otherwise. If any event of default under the Loan Agreement shall have occurred and be continuing:

(a) Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Agreement or otherwise available to it, all the rights and remedies of a secured party after default under the California Commercial Code or any other applicable law in effect in the State of California at that time, and Secured Party may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any office of Secured Party or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not officer such Pledged Collateral to more than one offeree. With respect to Pledged Collateral consisting of securities registered under the Securities Act of 1933, as amended (the "Securities Act"), Secured Party will comply with applicable securities laws in connection with any foreclosure sale.

(b) Pledgor recognizes that by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those which will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale. Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. Secured Party shall be under no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary to permit Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Pledgor would agree to do so.

(c) In the event of a sale of Pledged Collateral in accordance with the provisions of this Section 3.1, notwithstanding anything to the contrary contained in Section 2.2(d) or elsewhere in this Agreement, all of the net before tax proceeds from any such sale shall be applied by Secured Party, or paid directly to Secured Party, to pay down the Loan in accordance with the Loan Agreement.

3.2 Rights in Pledged Collateral Upon Default. Upon the occurrence and during the continuance of an event of default under the Loan Agreement:

                     (a) upon notice by Secured Party to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 2.2(a) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

                     (b) all rights of Pledgor to receive the dividends or distributions which it would otherwise be authorized to receive and retain pursuant to Section 2.2(b) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends or distributions;

                     (c) All dividends or distributions which are received by Pledgor contrary to the provisions of Section 3.2(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other property or funds of Pledgor and shall be forthwith delivered to Secured Party;

(d)     Pledgor shall, if necessary to permit Secured
Party to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 2.2(a) and to receive all dividends and distributions which it may be entitled to receive under Section 2.2(b), execute and deliver to Secured Party, from time to time and upon written notice of Secured Party, appropriate proxies and other instruments as Secured Party may reasonably request; and

(e) Secured Party shall have the right to the extent permitted under any applicable law, at any time in its discretion and without notice to Pledgor, to transfer to or to register in its name or in the name of any of its nominees any or all of the Pledged Collateral.

The foregoing shall not in any way limit Secured Party's power and authority granted pursuant to Section 3.3.

3.3     Secured Party Appointed Attorney-in-Fact and Proxy.
Subject to Section 3.1, Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent of Secured Party, effective upon the occurrence and during the continuance of an event of default under the Loan Agreement, with full power of substitution, as its true and lawful attorney-in-fact and proxy with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in its own name, from time to time in Secured Party's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Pledgor hereby gives Secured Party the power and right, on behalf of Pledgor, upon the occurrence and during the continuance of an event of default under the Loan Agreement, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend or distribution in respect of the Pledged Collateral or any part thereof, to give full discharge for the same, and to vote or grant any consent in respect of the Pledged Shares authorized by Section 3.1. Pledgor hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. This power, being coupled with an interest, is irrevocable until, and shall automatically terminate upon, the termination of this Agreement pursuant to Section 1.7.


        4.      GENERAL PROVISIONS.

4.1 Successors and Assigns. The terms and conditions of this Agreement will be binding upon Pledgor, its successors and assigns, and inure, together with the rights and remedies of Secured Party hereunder, to the benefit of and be enforceable by Secured Party and its successors, transferees and assigns.

4.2 Modification; Waiver. This Agreement may be modified or amended only by a writing signed by both parties hereto. No waiver or consent with respect to this Agreement will be binding unless it is set forth in writing and signed by the party against whom such waiver is asserted. No course of dealing between Borrower and Secured Party will operate as a waiver or modification of any party's rights under this Agreement or any other Loan Document. No delay or failure on the part of either party in exercising any right or remedy under this Agreement or any other Loan Document will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

4.3 Severability. The invalidity or unenforceability of any term or provision of this Agreement will not affect the validity or enforceability of any other term or provision.

4.4 Governing Law. This Agreement will be exclusively governed by and construed in accordance with the internal laws of the State of California, as applied to agreements entered into solely between residents of and to be performed entirely in the State of California, without reference to that body of law relating to conflicts of law or choice of law.

4.5 Jurisdiction. The parties agree that any controversy or claim arising out of or relating to this Agreement shall be tried and litigated exclusively in a state or federal court with jurisdiction located in San Mateo County in the State of California.

4.6 Waiver of Jury Trial. Pledgor and Secured Party waive any right they may have to a trial by jury in respect of any litigation based on, or arising out of, under or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or other action of any loan party or any secured party.

4.7     Section Titles.  The Section titles contained in this
Agreement are and will be without substantive meaning or content of any kind and are not part of this Agreement.



        IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered by its duly authorized officer on the date first above written.


                                            PLEDGOR:



                                            Jeff Sheahan



                                            Theresa Sheahan



ACCEPTED AND ACKNOWLEDGED:

SECURED PARTY

ONSALE, Inc.


S. Jerrold Kaplan, President and
Chief Executive Officer